UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

SPECTRA ENERGY PARTNERS, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-627-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

As previously disclosed in the Current Report on Form 8-K filed by Spectra Energy Corp, a Delaware corporation (“Spectra Energy”), with the Securities and Exchange Commission (the “SEC”) on September 6, 2016, Spectra Energy entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enbridge Inc., a Canadian corporation (“Enbridge”), and Sand Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Enbridge (“Merger Sub”).

On February 27, 2017 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into Spectra Energy (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and Spectra Energy continued its existence under Delaware law as the surviving corporation (the “Surviving Corporation”) in the Merger and a direct wholly owned subsidiary of Enbridge. As a result of the Merger, each outstanding share of common stock of Spectra Energy, par value $0.001 (other than shares owned directly by Spectra Energy, Enbridge or Merger Sub), was automatically converted into, and became exchangeable for, 0.984 of a validly issued, fully paid and non-assessable Enbridge common share.

As a result of the Merger and Spectra Energy becoming a wholly owned subsidiary of Enbridge, Enbridge controls Spectra Energy Partners GP, LLC (the “General Partner”), the general partner of Spectra Energy Partners (DE) GP, LP, which is the general partner of Spectra Energy Partners, LP (the “Partnership”). Accordingly, Enbridge has the ability to appoint all of the directors of the Board of Directors of the General Partner. Spectra Energy Partners (DE) GP, LP has neither a board of directors nor officers, and acts solely through its general partner, the General Partner.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, the following directors of the General Partner voluntarily resigned from the Board of the Directors of the General Partner: Dorothy M. Ables, Julie A. Dill, Gregory L. Ebel and Fred J. Fowler. These resignations were not a result of any disagreements between the General Partner and any of the resigning directors on any matter relating to the General Partner’s or the Partnership’s operations, policies or practices. William T. Yardley, Nora Mead Brownell, and JD Woodward, III will continue to serve as directors of the General Partner. Following the Effective Time, Mr. Yardley will assume the roles of Chairman and President of the General Partner.

Director Appointments

Following the Effective Time, the following individuals were appointed to the Board of Directors of the General Partner: Michael G. Morris, Laura Buss Sayavedra, John K. Whelen and Vern D. Yu.

Michael G. Morris, 70, was appointed as a Director of Spectra Energy in 2013. Mr. Morris retired as Chairman of American Electric Power Company, Inc. (“AEP”) in December 2013 and as Chief Executive Officer of AEP in November 2011. He served as a director of AEP until April 2014. Mr. Morris joined AEP as Chairman, President and Chief Executive Officer in January 2004. Prior to joining AEP, Mr. Morris was Chairman, President and Chief Executive Officer of Northeast Utilities System from 1997 to 2003. Mr. Morris is a seasoned executive who has been responsible for the management of complex, regulated business operations in the energy industry.

Laura Buss Sayavedra, 49, has also following the Effective Time been appointed by the Board of Directors of the General Partner as Vice President of Sponsored Vehicles of the General Partner. Ms. Sayavedra served as Vice President and Treasurer for Spectra Energy from January 2014 to February 2017. Ms. Sayavedra previously served as Vice President-Strategy for Spectra Energy in 2013, as Vice President and Chief Financial Officer of the General Partner from 2008 to 2013, and as Vice President, Strategic Development and Analysis of Spectra Energy from 2007 to 2008. Prior to that, Ms. Sayavedra served as a Vice President of Operations & Analytics of Duke Energy North America, and also served in various finance and business development roles of increasing responsibility.

John K. Whelen, 57, was appointed Executive Vice President and Chief Financial Officer of Enbridge in October 2014. Previously Enbridge’s Senior Vice President and Controller, Mr. Whelen retained executive leadership for Enbridge’s financial reporting function, while assuming responsibility for Enbridge’s tax and treasury functions. Mr. Whelen has been part of Enbridge since 1992, when he assumed the Manager of Treasury role at Consumers Gas (now Enbridge Gas Distribution). Mr. Whelen has developed extensive experience in capital markets during his time at Enbridge.

Vern D. Yu, 50, has also following the Effective Time been appointed by the Board of Directors of the General Partner as Chief Development Officer of the General Partner. Mr. Yu was appointed Executive Vice President and Chief Development Officer of Enbridge in May 2016, leading Enbridge’s Corporate Development team. Previously, Mr. Yu served as Senior Vice President, Corporate Planning and Chief Development Officer for Enbridge. Prior to joining Corporate Development, Mr. Yu served as Senior Vice President of Business and Market Development for Enbridge’s Liquids Pipelines division. Mr. Yu has been part of Enbridge for more than two decades, after joining Enbridge in 1993, and has held a series of roles with increasing responsibility in Enbridge’s corporate and financial areas.

Following the Effective Time, the Audit Committee of the General Partner will be comprised of Nora Mead Brownell, Michael G. Morris and JD Woodward, III and the Conflicts Committee of the General Partner will be comprised of Nora Mead Brownell, Michael G. Morris and JD Woodward, III.

Directors of the General Partner who are also employees of Enbridge, or any of its subsidiaries or affiliates, do not receive additional compensation for service on the General Partner’s board of directors. There is no arrangement or understanding between any of the newly elected directors of the General Partner and any other person pursuant to which such directors were elected.

In connection with the Merger, and at the Effective Time, the following officers of the General Partner voluntarily resigned from their respective roles with the General Partner: Gregory L. Ebel resigned from his role as President and Chief Executive Officer; J. Patrick Reddy resigned from his role as Chief Financial Officer; and Reginald D. Hedgebeth resigned from his role as General Counsel.

Additional Officer Appointments

In addition, in connection with the Merger, following the Effective Time, the Board of Directors of the General Partner appointed the following individuals to the offices indicated:

Wanda M. Opheim, 54, has been appointed Treasurer of the General Partner. Ms. Opheim was appointed Chief Accounting Officer and Senior Vice President at Enbridge in October 2016 and also serves as Chief Financial Officer of Enbridge Income Fund Holdings Inc. Previously, Ms. Opheim served as Senior Vice President, Finance at Enbridge until October, 2016 and served as its Vice President of Corporate Development & Planning. Ms. Opheim has also served as Treasurer of Enbridge Pipelines Inc. and as Vice President of Treasury & Tax at Enbridge. Ms. Opheim has extensive experience providing advice relevant to corporate and project finance, cash management, banking, tax planning and reporting.

Allen C. Capps, 46, has been appointed Controller of the General Partner. Mr. Capps was appointed Vice President and Controller of Spectra Energy in January 2012. He previously served as Vice President, Business Development, Storage and Transmission, for Union Gas from April 2010. Prior to such time, Mr. Capps served as Vice President and Treasurer for Spectra Energy from December 2007 until April 2010. Mr. Capps has a strong knowledge of the energy industry and years of experience in senior finance and treasury roles.

Patrick Hester, 65, has been appointed Vice President, Law of the General Partner. Mr. Hester was appointed Vice President and Deputy General Counsel at Spectra Energy in 2014, and its General Counsel of Northeast in 2009. From November 2008 to March 2009, Mr. Hester served as an Interim General Counsel of Spectra Energy. Prior thereto, Mr. Hester served as an Associate General Counsel of Spectra Energy until November 2008. Mr. Hester served as a Director of the General Partner from October 2008 to December 13, 2013. Mr. Hester joined Algonquin Gas Transmission, LLC (currently a subsidiary of the Partnership) in 1973 as an Engineer. Mr. Hester has extensive experience as a legal officer in the energy industry.

None of the newly appointed officers of the General Partner have employment contracts with the Partnership. The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. The officers of the General Partner are employed by Enbridge and its affiliates and they participate in Enbridge and its affiliates’ employee benefit plans and arrangements.

Item 8.01. Other Events.

On February 27, 2017, the Partnership issued a press release relating to the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated February 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017	SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP,
its general partner

		By:	Spectra Energy Partners GP, LLC,
its general partner

			By:	/s/ William T. Yardley
			Name:	William T. Yardley
			Title:	President

EXHIBIT INDEX

99.1	Press Release, dated February 27, 2017